Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.

Fairfield, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Amendment No.1 to the Registration Statement on Form S-1 of Kearny Financial Corp. of our report dated September 13, 2012 except for the first paragraph of Note 3, as to which the date is September 13, 2013, relating to the consolidated financial statements, which appears in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

February 4, 2015